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              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-82663) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account M, and to the use therein of our reports dated (a) February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 26, 1999, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.

                                             /s/ Ernst & Young LLP
                                             ----------------------------
                                             Ernst & Young LLP

Fort Wayne, Indiana
September 27, 1999